Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

National Bank of Greece S.A. and subsidiaries

Athens, Greece

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our reports dated May 27, 2008, relating to the consolidated financial statements of National Bank of Greece S.A. and Subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the translation of Euro amounts into U.S. dollar amounts for the convenience of the readers in the United States in accordance with Note 2 of such consolidated financial statements), and on the effectiveness of the National Bank of Greece S.A.’s internal control over financial reporting, included in the Annual Report on Form 20-F of National Bank of Greece S.A. for the year ended December 31, 2007, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte

Deloitte Hadjipavlou Sofianos & Cambanis S.A.

Athens, Greece

May 27, 2008